For Immediate Release	Inquiries: Felise Kissell (215) 409-7287 Kissell-Felise@aramark.com
Scott Sullivan (215) 238-3953 Sullivan-Scott1@aramark.com

Aramark Reports First Quarter Earnings
YEAR-OVER-YEAR SUMMARY
•Revenue +44%; Organic Revenue +41%
◦Performance improvement across all segments, led by FSS U.S.
◦Revenue at 93% of pre-COVID level; Organic Revenue at 92% of pre-COVID level
•Operating Income up $161 million; Adjusted Operating Income (AOI) up $176 million
◦Operating Income Margin of 3.6%; AOI Margin of 4.3% on a constant-currency basis
◦Higher profitability driven by improved sales volume and effective cost management
•EPS increased $0.49 to $0.17; Adjusted EPS increased $0.53 to $0.22
•Continued focus and delivery on growth strategies
◦Strong start to fiscal year in Net New Business driven by client retention and new account wins
◦Created two strategic partnerships to provide clients additional differentiated service offerings and concepts
Philadelphia, PA, February 8, 2022 - Aramark (NYSE: ARMK) today reported first quarter fiscal 2022 results.
"I am grateful to the Aramark team around the world and their commitment to our hospitality culture," said John Zillmer, Aramark's Chief Executive Officer. "Their ongoing dedication is evident in our financial performance, with organic revenue reaching 92% of pre-COVID levels in the first quarter, while effectively managing through a heightened inflationary environment."

*Pre-COVID level reflects performance compared to the same period in fiscal '19

FIRST QUARTER RESULTS
Consolidated revenue was $3.9 billion in the quarter, an increase of 44% compared to the prior year. Organic revenue, which adjusts for the effect of currency translation and the Next Level Hospitality acquisition, improved 41% year-over-year with growth in all segments.
A steadily improving pace of account re-opening activity and pricing pass-through, as well as the benefit from new client wins, resulted in consolidated revenue at 93% and organic revenue at 92% of pre-COVID levels.

	Revenue Change
	Q1 '21	Q2 '21	Q3 '21	Q4 '21	Q1 '22
FSS United States	(45)%	(30)%	55%	51%	68%
FSS International	(27)%	(21)%	41%	22%	26%
Uniform & Career Apparel	(10)%	(9)%	6%	(2)%	8%
Total Company	(35)%	(24)%	39%	32%	44%

	% of Fiscal '19 Quarter
Total Company	64%	70%	74%	90%	93%

	Organic Revenue Change
	Q1 '21	Q2 '21	Q3 '21	Q4 '21	Q1 '22
FSS United States	(45)%	(31)%	52%	58%	61%
FSS International	(29)%	(26)%	28%	21%	28%
Uniform & Career Apparel	(10)%	(9)%	5%	5%	7%
Total Company	(36)%	(26)%	34%	37%	41%

	% of Fiscal '19 Quarter
Total Company	65%	71%	73%	87%	92%
•FSS United States organic revenue increased 61% compared to the first quarter last year largely driven by the following factors in each sector:

Sector	Q1 Activity
Education	Began the academic year with nearly all clients holding in-person learning, while managing through some COVID-related delays in certain geographies. In Higher Education, students largely resided on-campus with meal plans intact. On-campus retail and catering volumes were slower to recover. K-12 continued to benefit from universal government-sponsored programs. Education benefited from the contribution of record new account wins
Sports, Leisure & Corrections	Double-digit per capita spending trends continued in Sports & Entertainment as the MLB playoffs and NFL regular season were held in-person with stadiums at or near capacity. Leisure maintained steady performance, although conference centers and events experienced less activity. Corrections once again performed above pre-COVID levels
Business & Industry	Experienced gradual increase of in-person activity. Clients implemented heightened office safety protocols and meal subsidies, helping lift participation rates
Healthcare	Patient visits and retail activity continued to steadily return to pre-COVID levels. Entered a strategic partnership to offer unique patient and caregiver solutions to health systems to manage post-discharge care and reduce readmissions
Facilities & Other	Increased in-demand services and project-oriented add-ons to prepare client locations for safe in-person activity. In addition, the contribution from new account wins benefited results
•FSS International grew organic revenue 28% year-over-year and delivered significant improvement compared to the preceding quarter through a combination of pricing pass-through, new account wins and gradual account re-opening activity, most notably within Europe driven by the sports & entertainment and education businesses. China, Chile, and Spain continued to outperform pre-COVID levels on a constant-currency basis* with double-digit growth in revenues compared to the first quarter of fiscal 2019.
•Uniform & Career Apparel organic revenue increased 7% compared to the same quarter last year. December represented the first month since the onset of the pandemic with revenues higher than pre-COVID levels, driven primarily by pricing pass-through and new client wins.
*Constant-currency relative to Q1 fiscal '19 rates.

	Revenue
	Q1 '22	Q1 '21	Change ($)	Change (%)	Organic Revenue Change (%)
FSS United States	$2,425M	$1,446M	$980M	68%	61%
FSS International	873	694	179	26%	28%
Uniform & Career Apparel	650	604	46	8%	7%
Total Company	$3,948M	$2,744M	$1,204M	44%	41%
Difference between Change (%) and Organic Revenue Change (%) reflects the effect of the Next Level Hospitality acquisition and the elimination of currency translation.
*May not total due to rounding

Operating Income was $140 million, an increase of $161 million compared to the prior year. Adjusted Operating Income was $167 million, a year-over-year increase of $176 million, resulting in an AOI margin of 4.3% on a constant-currency basis. Year-over-year improvement reflected operating leverage from greater revenue levels at existing accounts and the contribution from new accounts, partially offset by start-up costs associated with new client wins and off-program supply chain utilization as the Company managed through the current environment.
•FSS United States leveraged operating costs with increased sales volumes, particularly in Sports & Entertainment.
•FSS International benefited from previously implemented cost savings actions, while experiencing reduced government support programs.
•Uniform & Career Apparel improved due to targeted pricing actions and business efficiency initiatives, particularly in merchandise and distribution.
•Corporate overhead costs were tightly managed to appropriately support the organization.

	Operating Income (Loss)			Adjusted Operating Income (Loss)
	Q1 '22	Q1 '21	Change ($)	Q1 '22	Q1 '21	Change ($)
FSS United States	$99M	($15M)	$114M	$116M	($11M)	$128M
FSS International	23	(3)	26	25	(1)	27
Uniform & Career Apparel	59	32	27	62	41	21
Corporate	(40)	(35)	(6)	(37)	(38)	1
Total Company	$140M	($20M)	$161M	$167M	($9M)	$176M
Operating Income (Loss) results include Next Level Hospitality contribution in Q1 '22 as well as the effect of currency translation.
*May not total due to rounding.

GAAP SUMMARY
First quarter fiscal 2022 GAAP results improved across all metrics compared to the prior year as the business continued to recover from the impact of COVID-19. On a GAAP basis, revenue was $3.9 billion, operating income was $140 million, net income attributable to Aramark stockholders was $43 million and diluted earnings per share was $0.17. These results included the contribution from the Next Level Hospitality acquisition that closed in June 2021. Comparatively, first quarter 2021 revenue was $2.7 billion, operating loss was $20 million, net loss attributable to Aramark stockholders was $81 million and diluted loss per share was $0.32. A reconciliation of GAAP to Non-GAAP measures is included in the Appendix.
CURRENCY
In the first quarter, the effect of currency translation impacted reported revenue by $16 million and had a negligible impact on operating income, Adjusted Operating Income, earnings per share and adjusted earnings per share.
CASH FLOW AND CAPITAL STRUCTURE
As expected, the first quarter experienced a cash outflow associated with Aramark's normal seasonal business cadence, specifically in Higher Education, and higher working capital due to significantly increased revenues. In December, the Company made a scheduled deferred FICA payment of $64.2 million as previously stated. In the quarter, Net Cash used in operating activities was $503 million and Free Cash Flow was a use of $569 million. At quarter-end, Aramark had over $1.4 billion in cash availability.

DIVIDEND DECLARATION
As announced on February 2, 2022, the Company's Board of Directors has approved a quarterly dividend of 11 cents per share of common stock. The dividend will be payable on March 2, 2022 to stockholders of record at the close of business on February 16, 2022.
BUSINESS UPDATE
Aramark commenced fiscal 2022 with cost discipline and strong organic revenue improvement through the early-stage execution of its accelerated growth strategies to deliver profitable new business wins and improved retention rates. The Company added a number of new clients across the business, including the largest client win in its history that occurred subsequent to quarter-end.
Revenue improvement reflected ongoing recovery from COVID-19 as well as contributions from net new business and pricing pass-through. In the first quarter, organic revenue reached 92% of pre-COVID levels.
As previously articulated, the Company has brought back certain operating and above-unit costs in anticipation of a full recovery. Aramark expects an incremental margin of 15% to 20% associated with the return of the related COVID-impacted volumes. The number of new account start-ups in fiscal 2022 has grown significantly following record new business wins in fiscal 2021, which affects AOI margin as unit-level profitability typically increases after the first year of operations.
The Company continues to proactively manage the heightened inflationary environment through supply chain initiatives, operational efficiencies and, where appropriate, pricing pass-through. Aramark's scale, deep supplier bench-strength and menu flexibility have helped mitigate issues for clients.
In the quarter, Aramark embarked on strategic partnerships with Patient Engagement Advisors (PEA) and Starr Restaurant Organization that are expected to enhance the Company's service offerings and capabilities:
•PEA adds a technology and service platform to Aramark's Healthcare portfolio that assists clients in providing continual care pre- and post-discharge for patients
•Starr will enable additional hospitality experiences for clients by providing creative concepts and brands across Aramark's portfolio
Aramark believes its recent strategic actions, combined with its strengthened financial performance, position the Company to achieve its near-term outlook and longer-term financial targets provided at its Analyst Day in December 2021.

OUTLOOK
The Company provides its expectations for organic revenue growth, Adjusted Operating Income, Adjusted EPS, Covenant Adjusted EBITDA and Free Cash Flow on a non-GAAP basis, and does not provide a reconciliation of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for the impact of the change in fair value related to certain gasoline and diesel agreements and other charges and the effect of currency translation. The fiscal 2022 outlook reflects management's current assumptions regarding the continued impact of COVID-19 on Aramark and its clients. The extent to which COVID-19 continues to impact segments, operations, and financial results, including the duration and magnitude of such impact, will depend on numerous evolving factors that are difficult to accurately predict, including those discussed in the Risk Factors set forth in the Company's filings with the United States Securities and Exchange Commission.
Aramark maintains its full-year performance expectations for fiscal 2022:

Organic Revenue Growth	AOI Margin	Free Cash Flow	Annualized Net New Business
+23% to +27%	5.0% to 5.5%	$300M to $400M	$550M to $650M
As articulated in its December 2021 Analyst Day, Aramark is targeting financial performance to achieve the following fiscal 2025 goals:

Revenue	AOI Margin	Adjusted EPS	Leverage Ratio
$20B+	7.0% to 7.5%	$3.35 to $3.65	3.0x to 3.5x

"Another extraordinary year is already under way, and we feel great optimism about the future," Zillmer added. "Across the organization we have the teams to succeed, and I am confident in our ability to deliver on the opportunities ahead."

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 8:30 a.m. ET today to discuss its earnings and outlook. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the Company's website, www.aramark.com on the investor relations page.
About Aramark
Aramark (NYSE: ARMK) proudly serves the world’s leading educational institutions, Fortune 500 companies, world champion sports teams, prominent healthcare providers, iconic destinations and cultural attractions, and numerous municipalities in 19 countries around the world with food, facilities, and uniform services. Because our culture is rooted in service, our employees strive to do great things for each other, our partners, our communities, and our planet. Aramark ranked No. 1 In the Diversified Outsourcing Services Category on FORTUNE’s 2022 List of ‘World’s Most Admired Companies’ and has been named to DiversityInc’s “Top 50 Companies for Diversity” list, the Forbes list of “America’s Best Employers for Diversity,” the HRC’s “Best Places to Work for LGBTQ Equality” and scored 100% on the Disability Equality Index. Learn more at www.aramark.com and connect with us on Facebook, Twitter, and LinkedIn.

Selected Operational and Financial Metrics

Adjusted Revenue (Organic)
Adjusted Revenue (Organic) represents revenue growth, adjusted to eliminate the effect of the Next Level Acquisition, the effect of material divestitures, the estimated impact of the 53rd week and the impact of currency translation.

Adjusted Operating Income (Loss)
Adjusted Operating Income (Loss) represents operating income (loss) adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of the change in fair value related to certain gasoline and diesel agreements; the effect of the Next Level acquisition; merger and integration related charges; and other items impacting comparability.

Adjusted Operating Income (Loss) (Constant Currency)
Adjusted Operating Income (Loss) (Constant Currency) represents Adjusted Operating Income (Loss) adjusted to eliminate the impact of currency translation.

Adjusted Net Income (Loss)
Adjusted Net Income (Loss) represents net income (loss) attributable to Aramark stockholders adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of changes in the fair value related to certain gasoline and diesel agreements; the effect of the Next Level acquisition; merger and integration related charges; loss on defined benefit pension plan termination, less the tax impact of these adjustments; the impact of tax legislation and other items impacting comparability. The tax effect for adjusted net income (loss) for our United States earnings is calculated using a blended United States federal and state tax rate. The tax effect for adjusted net income (loss) in jurisdictions outside the United States is calculated at the local country tax rate.

Adjusted Net Income (Loss) (Constant Currency)
Adjusted Net Income (Loss) (Constant Currency) represents Adjusted Net Income (Loss) adjusted to eliminate the impact of currency translation.

Adjusted EPS
Adjusted EPS represents Adjusted Net Income (Loss) divided by diluted weighted average shares outstanding.

Adjusted EPS (Constant Currency)
Adjusted EPS (Constant Currency) represents Adjusted EPS adjusted to eliminate the impact of currency translation.

Covenant Adjusted EBITDA
Covenant Adjusted EBITDA represents net income attributable to Aramark stockholders adjusted for interest and other financing costs, net; provision for income taxes; depreciation and amortization and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance. The Company also uses Net Debt for its ratio to Covenant Adjusted EBITDA, which is calculated as total long-term borrowings less cash and cash equivalents.

Free Cash Flow
Free Cash Flow represents net cash used in operating activities less net purchases of property and equipment and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.

Net New Business
Net New Business is an internal statistical metric used to evaluate Aramark's new sales and retention performance. The calculation is defined as the annualized value of gross new business less the annualized value of lost business.

We use Adjusted Revenue (Organic), Adjusted Operating Income (Loss) (including on a constant currency basis), Adjusted Net Income (Loss) (including on a constant currency basis), Adjusted EPS (including on a constant currency basis), Covenant Adjusted EBITDA and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to revenue, operating income (loss), net income (loss), or earnings (loss) per share, determined in accordance with GAAP. Adjusted Revenue (Organic), Adjusted Operating Income (Loss), Adjusted Net Income (Loss), Adjusted EPS, Covenant Adjusted EBITDA and Free Cash Flow as presented by us may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules

Amortization of Acquisition-Related Intangible Assets - adjustments to eliminate the change in amortization expense resulting from the purchase accounting applied to the January 26, 2007 going-private transaction and amortization expense recognized on other acquisition-related intangible assets.

Effect of Next Level Acquisition - adjustments to eliminate the operating results of Next Level Hospitality that are not comparable to the prior year periods.

Merger and Integration Related Charges - adjustments to eliminate merger and integration charges related to the AmeriPride acquisition, including costs for transitional employees and integration related consulting costs, and charges related to plant consolidation, mainly asset write-downs, the implementation of a new revenue accounting system and other expenses.

Gains, Losses and Settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of our ongoing operational performance, primarily for the impact of the change in fair value related to certain gasoline and diesel agreements ($3.2 million loss for the first quarter of 2022 and $3.4 million gain for the first quarter of 2021), gain from the insurance proceeds received related to property damage from a tornado in Nashville ($3.1 million for the first quarter of 2022), income from prior years' loss experience under our general liability, automobile liability and workers' compensation programs ($18.1 million for the first quarter of 2021) and other miscellaneous charges.

Loss on Defined Benefit Pension Plan Termination - adjustment to eliminate the impact of a non-cash loss from the termination of certain single-employer defined benefit pension plans.

Effect of Tax Legislation on Provision (Benefit) for Income Taxes - adjustments to eliminate the impact of tax legislation that is not indicative of our ongoing tax position based on the new tax policies, including the benefit related to the CARES Act for net operating losses being carried back to prior fiscal years ($22.2 million for the first quarter of 2021) and a valuation allowance against certain foreign tax credits ($16.1 million for the first quarter of 2021).

Tax Impact of Adjustments to Adjusted Net Income (Loss) - adjustments to eliminate the net tax impact of the adjustments to adjusted net income (loss) calculated based on a blended United States federal and state tax rate for United States adjustments and the local country tax rate for adjustments in jurisdictions outside the United States. Adjustment also reverses a valuation allowance recorded against deferred tax assets in a foreign subsidiary that were previously deemed to be not realizable (approximately $8.5 million for the first quarter of 2022).

Effect of Currency Translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. These statements include, but are not limited to, statements under the heading "Outlook" and those related to our expectations regarding the impact of the ongoing COVID-19 pandemic, the performance of our business, our financial results, our operations, our liquidity and capital resources, the conditions in our industry and our growth strategy. In some cases forward-looking statements can be identified by words such as "outlook," "aim," "anticipate," "are or remain or continue to be confident," "have confidence," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words. These forward-looking statements are subject to risks and uncertainties that may change at any time, actual results or outcomes may differ materially from those that we expected.
Some of the factors that we believe could affect or continue to affect our results include without limitation: the severity and duration of the COVID-19 pandemic; the pandemic's impact on the United States and global economies, including particularly the client sectors we serve and governmental responses to the pandemic; unfavorable economic conditions; natural disasters, global calamities, climate change, new pandemics, sports strikes and other adverse incidents; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; currency risks and other risks associated with international operations, including compliance with a broad range of laws and regulations including the United States Foreign Corrupt Practices Act; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with our distribution partners; the contract intensive nature of our business, which may lead to client disputes; our expansion strategy and our ability to successfully integrate the businesses we acquire and costs and timing related thereto; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; the inability to hire and retain key or sufficient qualified personnel or increases in labor costs; laws and governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; increases or changes in income tax rates or tax-related laws; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; a cybersecurity incident or other disruptions in the availability of our computer systems or privacy breaches; our leverage; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; and other factors set forth under the headings Item 1A "Risk Factors," Item 3 "Legal Proceedings" and Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of our Annual Report on Form 10-K, filed with the SEC on November 23, 2021 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov and which may be obtained by contacting Aramark's investor relations department via its website at www.aramark.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and in our other filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. Forward-looking statements speak only as of the date made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	December 31, 2021	January 1, 2021
Revenue	$3,948,260	$2,743,789
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	3,571,045	2,535,627
Depreciation and amortization	135,518	138,574
Selling and general corporate expenses	101,450	90,055
	3,808,013	2,764,256
Operating income (loss)	140,247	(20,467)
Interest and Other Financing Costs, net	93,017	100,409
Income (Loss) Before Income Taxes	47,230	(120,876)
Provision (Benefit) for Income Taxes	4,523	(39,496)
Net income (loss)	42,707	(81,380)
Less: Net income (loss) attributable to noncontrolling interest	96	(137)
Net income (loss) attributable to Aramark stockholders	$42,611	$(81,243)

Earnings (Loss) per share attributable to Aramark stockholders:
Basic	$0.17	$(0.32)
Diluted	$0.17	$(0.32)
Weighted Average Shares Outstanding:
Basic	256,470	253,668
Diluted	258,045	253,668

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	December 31, 2021	October 1, 2021
Assets

Current Assets:
Cash and cash equivalents	$415,467	$532,591
Receivables	1,896,710	1,748,601
Inventories	393,268	412,676
Prepayments and other current assets	205,224	204,987
Total current assets	2,910,669	2,898,855
Property and Equipment, net	2,012,997	2,038,394
Goodwill	5,506,922	5,487,297
Other Intangible Assets	2,050,101	2,028,622
Operating Lease Right-of-use Assets	576,511	587,854
Other Assets	1,408,327	1,335,142
	$14,465,527	$14,376,164

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$52,853	$58,850
Current operating lease liabilities	65,812	67,280
Accounts payable	785,372	919,090
Accrued expenses and other current liabilities	1,467,174	1,812,213
Total current liabilities	2,371,211	2,857,433
Long-Term Borrowings	7,981,591	7,393,417
Noncurrent Operating Lease Liabilities	304,953	314,378
Deferred Income Taxes and Other Noncurrent Liabilities	1,014,155	1,079,014
Commitments and Contingencies
Redeemable Noncontrolling Interest	9,156	9,050
Total Stockholders' Equity	2,784,461	2,722,872
	$14,465,527	$14,376,164

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Three Months Ended
	December 31, 2021	January 1, 2021
Cash flows from operating activities:
Net income (loss)	$42,707	$(81,380)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	135,518	138,574
Deferred income taxes	(73)	2,227
Share-based compensation expense	24,651	18,312
Changes in operating assets and liabilities	(698,480)	(171,476)
Payments made to clients on contracts	(8,353)	(25,434)
Other operating activities	643	4,007
Net cash used in operating activities	(503,387)	(115,170)

Cash flows from investing activities:
Net purchases of property and equipment and other	(65,643)	(65,062)
Acquisitions, divestitures and other investing activities	(112,008)	(25,714)
Net cash used in investing activities	(177,651)	(90,776)

Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	88,449	(802,075)
Net change in funding under the Receivables Facility	500,000	(315,600)
Payments of dividends	(28,209)	(27,911)
Proceeds from issuance of common stock	11,710	7,813
Other financing activities	(6,993)	(10,390)
Net cash provided by (used in) financing activities	564,957	(1,148,163)
Effect of foreign exchange rates on cash and cash equivalents	(1,043)	11,147
Decrease in cash and cash equivalents	(117,124)	(1,342,962)
Cash and cash equivalents, beginning of period	532,591	2,509,188
Cash and cash equivalents, end of period	$415,467	$1,166,226

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME (LOSS) MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	December 31, 2021
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,425,379	$873,184	$649,697		$3,948,260
Operating Income (as reported)	$99,057	$22,707	$58,905	$(40,422)	$140,247
Operating Income Margin (as reported)	4.08%	2.60%	9.07%		3.55%

Revenue (as reported)	$2,425,379	$873,184	$649,697		$3,948,260
Effect of Next Level Acquisition	(92,037)	—	—		(92,037)
Effect of Currency Translation	(868)	18,720	(1,912)		15,940
Adjusted Revenue (Organic)	$2,332,474	$891,904	$647,785		$3,872,163
Revenue Growth (as reported)	67.75%	25.74%	7.65%		43.90%
Adjusted Revenue Growth (Organic)	61.33%	28.43%	7.33%		41.12%

Operating Income (as reported)	$99,057	$22,707	$58,905	$(40,422)	$140,247
Amortization of Acquisition-Related Intangible Assets	19,993	2,599	6,348	—	28,940
Effect of Next Level Acquisition	(2,753)	—	—	—	(2,753)
Gains, Losses and Settlements impacting comparability	—	—	(3,113)	3,228	115
Adjusted Operating Income	$116,297	$25,306	$62,140	$(37,194)	$166,549
Effect of Currency Translation	(287)	354	(112)	—	(45)
Adjusted Operating Income (Constant Currency)	$116,010	$25,660	$62,028	$(37,194)	$166,504

Adjusted Operating Income Margin (Constant Currency)	4.97%	2.88%	9.58%		4.30%

	Three Months Ended
	January 1, 2021
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$1,445,792	$694,459	$603,538		$2,743,789

Operating (Loss) Income (as reported)	$(14,781)	$(3,014)	$32,094	$(34,766)	$(20,467)
Amortization of Acquisition-Related Intangible Assets	21,388	1,796	6,442	—	29,626
Merger and Integration Related Charges	—	—	2,944	—	2,944
Gains, Losses and Settlements impacting comparability	(18,098)	—	—	(3,414)	(21,512)
Adjusted Operating (Loss) Income	$(11,491)	$(1,218)	$41,480	$(38,180)	$(9,409)

Operating (Loss) Income Margin (as reported)	(1.02)%	(0.43)%	5.32%		(0.75)%
Adjusted Operating (Loss) Income Margin	(0.79)%	(0.18)%	6.87%		(0.34)%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME (LOSS) & ADJUSTED EARNINGS (LOSS) PER SHARE
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	December 31, 2021	January 1, 2021
Net Income (Loss) Attributable to Aramark Stockholders (as reported)	$42,611	$(81,243)
Adjustment:
Amortization of Acquisition-Related Intangible Assets	28,940	29,626
Effect of Next Level Acquisition	(2,753)	—
Merger and Integration Related Charges	—	2,944
Gains, Losses and Settlements impacting comparability	115	(21,512)
Loss on Defined Benefit Pension Plan Termination	3,644	—
Effect of Tax Legislation on Provision (Benefit) for Income Taxes	—	(6,051)
Tax Impact of Adjustments to Adjusted Net Income (Loss)	(15,931)	(2,651)
Adjusted Net Income (Loss)	$56,626	$(78,887)
Effect of Currency Translation, net of Tax	(62)	—
Adjusted Net Income (Loss) (Constant Currency)	$56,564	$(78,887)

Earnings (Loss) Per Share (as reported)
Net Income (Loss) Attributable to Aramark Stockholders (as reported)	$42,611	$(81,243)
Diluted Weighted Average Shares Outstanding	258,045	253,668
	$0.17	$(0.32)

Adjusted Earnings (Loss) Per Share
Adjusted Net Income (Loss)	$56,626	$(78,887)
Diluted Weighted Average Shares Outstanding	258,045	253,668
	$0.22	$(0.31)

Adjusted Earnings (Loss) Per Share (Constant Currency)
Adjusted Net Income (Loss) (Constant Currency)	$56,564	$(78,887)
Diluted Weighted Average Shares Outstanding	258,045	253,668
	$0.22	$(0.31)

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)
		Amendment Adjusted
	Twelve Months Ended	Period Ended(1)
	December 31, 2021	December 31, 2021
Net Income Attributable to Aramark Stockholders (as reported)	$33,021	$309,360
Interest and Other Financing Costs, net	393,974	351,178
Provision for Income Taxes	3,386	73,556
Depreciation and Amortization	547,636	567,220
Share-based compensation expense(2)	77,392	64,048
Unusual or non-recurring (gains) and losses(3)	(77,070)	—
Pro forma EBITDA for equity method investees(4)	9,719	4,755
Pro forma EBITDA for certain transactions(5)	7,385	(1,392)
Other(6)(7)	47,354	85,116
Covenant Adjusted EBITDA	$1,042,797	$1,453,841

Net Debt to Covenant Adjusted EBITDA
Total Long-Term Borrowings	$8,034,444	$8,034,444
Less: Cash and cash equivalents	415,467	415,467
Net Debt	$7,618,977	$7,618,977
Covenant Adjusted EBITDA	$1,042,797	$1,453,841
Net Debt/Covenant Adjusted EBITDA	7.3	5.2

(1) The covenant waiver period outlined in Amendment No. 9 to the Company's Credit Agreement expired at the beginning of the fourth quarter of fiscal 2021. The Consolidated Secured Debt Ratio debt covenant is once again effective and the amendment adjusted period ended December 31, 2021 consists of results from the fourth quarter of fiscal 2019, the first quarter of fiscal 2020, the fourth quarter of fiscal 2021 and the first quarter of fiscal 2022, excluding the results of the second quarter of fiscal 2020 through the third quarter of fiscal 2021.

(2) Represents compensation expense related to the Company's issuances of share-based awards.
(3) Represents the fiscal 2021 non-cash gain from an observable price change on an equity investment ($137.9 million) and the fiscal 2021 non-cash loss from the termination of certain defined benefit pension plans ($60.9 million).
(4) Represents the Company's estimated share of EBITDA primarily from the Company's AIM Services Co., Ltd. equity method investment, not already reflected in the Company's net income attributable to Aramark stockholders. EBITDA for this equity method investee is calculated in a manner consistent with Covenant Adjusted EBITDA but does not represent cash distributions received from this investee.
(5) Represents the annualizing of net EBITDA from certain acquisitions made during the period.
(6)"Other" for the twelve months ended December 31, 2021 includes non-cash charges for inventory write-downs to net realizable value and for excess inventory related to personal protective equipment ($31.0 million), adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($26.9 million), expenses related to merger and integration related charges ($19.2 million), United States and non-United States governmental labor related tax credits resulting from the COVID-19 pandemic, net of labor charges, incremental expenses and other expenses associated with closed or partially closed client locations ($16.2 million), reversal of severance charges ($12.4 million), gain from a funding agreement related to a legal matter ($10.0 million), a favorable settlement of a legal matter ($4.7 million), gain from the insurance proceeds received related to property damage from a tornado in Nashville ($3.1 million), expenses related to the impact of the ice storm in Texas ($2.5 million), a non-cash charge related to an environmental matter ($2.5 million), non-cash charges related to information technology assets ($2.2 million), the impact of hyperinflation in Argentina ($1.8 million) and other miscellaneous expenses.

(7) "Other" for the amendment adjusted period ended December 31, 2021 includes United States and non-United States governmental labor related tax credits resulting from the COVID-19 pandemic, net of labor charges, incremental expenses and other expenses associated with closed or partially closed client locations ($46.9 million), expenses related to merger and integration related charges ($32.0 million), charges related to certain legal settlements ($27.9 million), adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($27.1 million), non-cash charges for inventory write-downs to net realizable value and for excess inventory related to personal protective equipment ($16.4 million), non-cash impairment charges related to various assets ($11.9 million), cash compensation charges associated with the retirement of the Company's former chief executive officer ($10.4 million), gain from a funding agreement related to a legal matter ($10.0 million), reversal of severance charges ($9.1 million), advisory fees related to shareholder matters ($7.7 million), compensation expense for retirement contributions and employee training programs funded by the benefits from United States tax reform ($5.8 million), the impact of hyperinflation in Argentina ($5.7 million), non-cash charges related to information technology assets ($5.1 million), gain from the insurance proceeds received related to property damage from a tornado in Nashville ($3.1 million) and other miscellaneous expenses.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW
(Unaudited)
(In thousands)

Three Months Ended
December 31, 2021
Net Cash used in operating activities	$(503,387)

Net purchases of property and equipment and other	(65,643)

Free Cash Flow	$(569,030)

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED REVENUE
(Unaudited)
(In thousands)

	Three Months Ended
	January 1, 2021
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$1,445,792	$694,459	$603,538		$2,743,789
Effect of Currency Translation	(205)	(20,736)	(753)		(21,694)
Adjusted Revenue (Organic)	$1,445,587	$673,723	$602,785		$2,722,095
Revenue Growth (as reported)	(45.21)%	(26.61)%	(9.71)%		(35.49)%
Adjusted Revenue Growth (Organic)	(45.22)%	(28.80)%	(9.82)%		(36.00)%

	Three Months Ended
	December 27, 2019
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,638,960	$946,194	$668,443		$4,253,597

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED REVENUE
(Unaudited)
(In thousands)

	Three Months Ended
	April 2, 2021
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$1,550,987	$677,696	$591,009		$2,819,692
Effect of Currency Translation	(809)	(42,766)	(2,895)		(46,470)
Adjusted Revenue (Organic)	$1,550,178	$634,930	$588,114		$2,773,222
Revenue Growth (as reported)	(30.48)%	(20.59)%	(8.65)%		(24.44)%
Adjusted Revenue Growth (Organic)	(30.52)%	(25.60)%	(9.10)%		(25.68)%

	Three Months Ended
	March 27, 2020
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,231,107	$853,448	$647,004		$3,731,559

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED REVENUE
(Unaudited)
(In thousands)

	Three Months Ended
	July 2, 2021
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$1,649,613	$728,540	$603,067		$2,981,220
Effect of Next Level Acquisition	(23,358)	—	—		(23,358)
Effect of Currency Translation	(1,456)	(67,806)	(5,937)		(75,199)
Adjusted Revenue (Organic)	$1,624,799	$660,734	$597,130		$2,882,663
Revenue Growth (as reported)	54.52%	40.87%	6.27%		38.52%
Adjusted Revenue Growth (Organic)	52.19%	27.76%	5.22%		33.94%

	Three Months Ended
	June 26, 2020
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$1,067,580	$517,171	$567,502		$2,152,253

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED REVENUE
(Unaudited)
(In thousands)

	Three Months Ended
	October 1, 2021
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,162,866	$765,466	$622,932		$3,551,264
Effect of Next Level Acquisition	(85,557)	—	—		(85,557)
Effect of Currency Translation	(1,347)	(20,642)	(3,041)		(25,030)
Adjusted Revenue (Organic)	$2,075,962	$744,824	$619,891		$3,440,677
Revenue Growth (as reported)	51.35%	21.69%	(1.76)%		31.91%
Adjusted Revenue Growth (Organic)	58.16%	21.47%	5.18%		36.80%

	Three Months Ended
	October 2, 2020
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$1,429,031	$629,021	$634,098		$2,692,150
Estimated Impact of 53rd Week	(116,461)	(15,858)	(44,740)		(177,059)
Adjusted Revenue	$1,312,570	$613,163	$589,358		$2,515,091

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED REVENUE COMPARISON TO FISCAL 2019
(Unaudited)
(In thousands)

	Three Months Ended
	January 1, 2021	April 2, 2021	July 2, 2021	October 1, 2021	December 31, 2021
Revenue (as reported)	$2,743,789	$2,819,692	$2,981,220	$3,551,264	$3,948,260
Effect of Next Level Acquisition	—	—	(23,358)	(85,557)	(92,037)
Effect of Currency Translation*	11,593	1,243	(16,977)	(13,400)	33,172
Adjusted Revenue (Organic)	$2,755,382	$2,820,935	$2,940,885	$3,452,307	$3,889,395
Revenue as a Percentage of Fiscal 2019 Revenue (as reported)	64.33%	70.49%	74.33%	89.88%	92.57%
Adjusted Revenue as a Percentage of Fiscal 2019 Adjusted Revenue (Organic)	65.27%	70.52%	73.32%	87.37%	92.13%

	Three Months Ended
	December 28, 2018	March 29, 2019	June 28, 2019	September 27, 2019	December 28, 2018
Revenue (as reported)	$4,265,349	$3,999,987	$4,010,761	$3,951,244	$4,265,349
Effect of Divestitures	(43,680)	—	—	—	(43,680)
Adjusted Revenue (Organic)	$4,221,669	$3,999,987	$4,010,761	$3,951,244	$4,221,669

* For the three month periods of January 1, 2021, April 2, 2021, July 2, 2021, October 1, 2021 and December 31, 2021, the effect of currency translation reflects the impact that fluctuations in currency translation rates had on the comparative results by translating the fiscal 2021 or fiscal 2022 period balances using the foreign currency exchange rates in effect for the comparable periods of fiscal 2019.